


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      FORM 8-K/A


                                    CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of THE SECURITIES
                                 EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported):  January 22, 1997




                            MADISON BANCSHARES GROUP, LTD
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                 (Exact name of registrant as specified in charter)

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
        Pennsylvania                846809                   23-2512079
(State or other jurisdiction   (Commission File Number)   (IRS Employer Identification No.)
     of incorporation)

1767 Sentry Parkway West, Blue Bell, PA                                  19422
(Address of principle executive offices)                                (Zip Code)


Registrant's telephone number, including area code (215) 641-1111



This document consists of 3 pages
Exhibit Index Appears on page 2 hereof




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Item 5 - Other Events

    On January 21, 1997, the Board of Directors declared a stock dividend in the amount of seven and a half (7-1/2%) percent, payable in shares of the Registrant's common stock. Such dividend is payable on or about February 21, 1997 to holders of the Registrant's shares of common stock on February 5, 1997. No fractional shares will be issued in connection with such dividend.

    The Registrant issued a press release regarding such dividend on January 23, 1997.

Item 7 - Financial Statements and Exhibits

    Exhibit 1 - Press release of the Registrant, Dated January 23, 1997

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MADISON BANCSHARES GROUP , LTD
                                       (Registrant)



Date: January 23, 1997                 By: /s/ E. Cheryl Hinkle
                                           ---------------------------------
                                           Name: E. Cheryl Hinkle
                                           Title: Vice President


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NEWS                                                   For Immediate Release
RELEASE                                                Contact:  Vito DeLisi
                                                                 Madison Bank
                                                                 (215) 641-111

                              MADISON BANK OF BLUE BELL

                      ANNOUNCES PAYMENT OF 7-1/2% STOCK DIVIDEND

BLUE BELL, PA, January 23, 1997 --- Madison Bancshares Group, Ltd., the Pennsylvania bank holding company of Madison Bank of Blue Bell, PA, has announced the declaration of a 7-1/2% stock dividend, payable in shares of the Corporation's common stock, to shareholder of record of the Corporation's 971,360 shares of common stock as of February 5, 1997. The dividend will be payable on or about February 20, 1997. No fractional shares will be issued in conjunction with this dividend.
    According to the Madison Bank CEO, Vito A. DeLisi, "This stock dividend payment represents the continued success of Madison Bank's community banking approach in the suburban Philadelphia financial market."
    Madison Bank, headquartered in Blue Bell, PA, Plymouth Square Shopping Center, Conshohocken, PA, Village of Centre Square, Blue Bell, PA and on Lancaster Avenue in Stafford, PA. Madison services commercial and personal accounts, offering services including: early morning, late evening and weekend banking hours; commercial, person and mortgage loans; and money market and checking accounts with free MAC transactions. For further information, please call (215) 641-1111.


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